UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27 2014

_____________________

SUMMIT FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

__________________________

Florida	333-108818	05-0577932
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

595 South Federal Highway
Suite 500
Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (561) 338-2800

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

Settlement of certain litigation

As previously disclosed in the Proxy Statement/Prospectus of RCS Capital Corporation ("RCAP") and Summit Financial Services Group, Inc. ("Summit"), dated May 14, 2014, under the caption, "The Merger- Litigation Relating to the Merger," Summit, its board of directors, RCAP and Dolphin Acquisition, LLC ("Merger Sub") were named as defendants in certain shareholder actions challenging Summit's proposed merger with RCAP. On January 17, 2014, an order was granted by the Court to consolidate these actions.

On May 27, 2014, the defendants entered into a memorandum of understanding with the co-lead plaintiffs regarding the settlement of the actions solely to eliminate the expense, distraction, burden and uncertainty of further litigation.  The defendants continue to believe that all material information necessary for Summit shareholders to make a fully informed decision was disclosed in the Proxy Statement/Prospectus and deny that any additional disclosure were necessary.  The defendants also deny that any of them have breached their fiduciary duties to the Company’s shareholders, and continue to believe that they diligently and scrupulously complied with any and all fiduciary and other legal duties and requirements.

In connection with the settlement, Summit agreed to make certain additional disclosures to its shareholders. Those disclosures are contained in this Form 8-K. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including consummation of the merger and court approval following notice to Summit's shareholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the actions being settled, including all claims relating to the merger transaction, the merger agreement, and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties contemplate that counsel to the co-lead plaintiffs will petition the court for an award of attorneys’ fees and expenses to be paid by the defendants. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT/PROSPECTUS

     In connection with the settlement of certain outstanding shareholder lawsuits as described in this Form 8-K, Summit has agreed to supplement the disclosure in its proxy statement/prospectus with the disclosures below. This supplemental information should be read in conjunction with the proxy statement/prospectus, which Summit urges investors to read in its entirety.

The difference between the percentage of Summit shares beneficially owned by directors and executive officers of Summit, as set forth on page 127 of the Proxy Statement/Prospectus, and the table of Security Ownership of Certain Beneficial Owners set forth on page 288, is explained in footnote (2) to such table. The percentage set forth in the table is calculated in accordance with SEC rules, which excludes from the denominator in calculating the percentage owned of a particular person, any options, warrants or convertible securities owned by any other person.

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Based on the amount of Summit shares beneficially owned by each of the independent directors of Summit, as set forth in the table of Security Ownership of Certain Beneficial Owners on page 288 of the Proxy Statement/Prospectus, and based on a merger consideration of $1.50 per share (and net of the aggregate option exercise price each individual independent director is required to pay Summit in order to exercise their respective outstanding options), Mr. DeStefanis would receive $972,450, Mr. Harvey would receive $755,600, and Mr. Cohen would receive $717,450.

Page 127 of the Proxy Statement/Merger Agreement is supplemented to provide that as of the date of the Proxy Statement/Prospectus there were 42,285,709 shares outstanding on a fully diluted basis.

The following paragraphs set forth under the "Background of the Merger" section, beginning on page 99 of the Proxy Statement/Prospectus are hereby supplemented:

Background of the Merger

As part of Summit’s ongoing evaluation of the independent broker-dealer market, Summit’s board of directors and management have from time to time reviewed strategic, investment and other business scenarios and opportunities in an effort to grow Summit’s business and increase shareholder value. In connection with such evaluation, Summit’s board of directors and management have considered potential acquisitions and investments, including through the services of an investment banker retained in 2011 to identify and evaluate potential candidates, but no transaction materialized as a result of such efforts. In all, approximately 18 parties were contacted. In addition, Summit’s board of directors and management have focused on Summit’s continued ability to make available a wide array of products and services to its financial advisors and to preserve its core culture, as a means to ensure the retention of financial advisors and the ability to offer quality services, with the goal of enhancing shareholder value through the implementation of a growth-oriented business strategy.

On or about June 26, 2013, Mr. Leeds relayed, for the first time to the outside directors, his discussions with Mr. Marks to Paul DeStefanis, an outside director of Summit who had chaired the committee that had been established in connection with Summit’s previous efforts to evaluate strategic alternatives. After consulting with the other outside directors, Mr. DeStefanis told Mr. Leeds that the Summit board of directors would be in favor of exploring a possible transaction with RCAP.

On or about July 28, 2013, Mr. Leeds was contacted by RCAP’s senior management regarding Summit’s possible interest in being acquired by RCAP. The discussion was of a general nature and there was no discussion concerning management compensation. On the same day, Mr. Leeds contacted Mr. DeStefanis to brief him about the call with RCAP’s senior management.

On July 29, 2013, Summit and RCAP Holdings entered into a confidentiality agreement pursuant to which Summit and RCAP could explore a possible strategic combination. On that same day, Summit began providing certain information to RCAP regarding its business, operations, and financial condition pursuant to the confidentiality agreement.

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On August 28, 2013, the full Summit board of directors met telephonically to discuss the meeting with RCAP in New York. At the board meeting, the increase in the consideration for the proposed transaction and the decrease in the proposed compensation to Summit’s executives were discussed. Mr. DeStefanis informed the other directors that the special committee was considering engaging Davis Graham & Stubbs LLP for certain tax and stock option plan matters to advise the special committee in connection with the transaction, including understanding Summit’s financial obligations to Mr. Leeds under his current employment agreement in the event of a change in control and with respect to the tax consequences of the exercise by, and delivery to, Mr. Leeds of certain of the options and deferred stock awards held by Mr. Leeds, which obligations RCAP had stated would be included in the transaction expenses payable by Summit at the closing using Summit’s excess cash. The Summit board of directors also resolved to pay Mr. DeStefanis additional compensation, in the amount of $90,000, for his services as Chairman of the special committee, to be reviewed periodically based on the extent of the services and time expended by Mr. DeStefanis. In addition, the Summit board discussed conducting a sales process, but decided not to based, in part, on Summit's prior efforts.

From September 3, 2013 through September 10, 2013, Mr. DeStefanis held various discussions with representatives of RCAP regarding the terms of the proposed transaction. Mr. DeStefanis requested that the proposed transaction be approved by a majority of the minority shareholders of Summit, but such request was denied by RCAP.

On September 11, 2013, the Summit board of directors met telephonically to discuss updates to the proposed transaction terms and the preliminary negotiations that had taken place in New York with RCAP. Mr. DeStefanis discussed the current status of the negotiations with RCAP, including the increase in the consideration payable to Summit shareholders and the reduction in the compensation payable to Summit management. The participants also discussed the reduction in Summit management compensation. Both Mr. Leeds and Mr. DeStefanis discussed that management compensation would be in the range between four and six million dollars, and that the amount would be decided later after determining the amount of the consideration payable to Summit shareholders.

On September 11, 2013, at the request of Mr. DeStefanis, acting for the special committee, Mr. Leeds delivered to RCAP a revised draft discussion outline relating to the proposed transaction. Mr. DeStefanis drafted the discussion outline with respect to shareholder consideration, and management drafted inserts regarding management compensation. The draft discussion outline included, among other things:

•	modified and clarified the parameters of the purchase-price adjustment (including (i) an $80.75 million revenue target and a $6.0 million EBITDA target for 2013 (the latter, calculated without giving effect to any expenses incurred by Summit in connection with the proposed transaction and any unusual recruiting costs incurred by Summit prior to the closing) and (ii) an adjustment based on the failure to meet either or both targets (with each target accounting for one-half of the adjustment);

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•	gave a range of $4.0 million to $6.0 million for the aggregate compensation payable (80% in cash and 20% in registered shares of RCAP Class A common stock) to Summit management (half of which payable at the closing as consideration for agreeing to restrictive covenants and the other half payable as potential additional incentive compensation);

•	modified and clarified the triggers for and timing of the payment to Summit management of the additional incentive compensation;

•	removed the requirements for Summit’s closing net working capital (as an additional closing condition to minimum regulatory capital of $4.0 million) and retention by Summit of the proceeds received during the pendency of the transaction from exercises of outstanding options and warrants, and replaced them with a requirement that any cash in excess of the $4.0 million regulatory capital target, as well as any proceeds from such option and warrant exercises, would increase the transaction consideration;

•	added a requirement that the transaction consideration would be further increased by (i) any income tax refunds, including carrybacks, owed to Summit in the year in which the transaction was consummated and (ii) the amount of prepaid expenses as of the transaction’s closing date, and provided that, if the transaction did not close in 2013, any increase in the transaction consideration (except on account of prepaid expenses) would be calculated as if the transaction had closed in 2013; and

•	provided that RCAP would be entitled to retain all excess net capital generated between the signing of a definitive transaction agreement and the closing of any such transaction, if the transaction closed within 90 days after such signing (otherwise RCAP could retain only half of such excess net capital, with the other half going to further increase the transaction consideration).

Later in the day, on September 23, 2013, in agreement with the special committee and Summit, RCAP separated the draft discussion outline setting forth the terms of the proposed transaction, referred to as the Transaction Discussion Outline, from the draft discussion outline setting forth the terms of the compensation proposed to be paid to Summit management executives in connection with the proposed transaction, with the understanding that discussions between Summit and RCAP relating to the draft discussion outline relating to management compensation would not resume until the parties had reached substantial agreement regarding the terms of the draft Transaction Discussion Outline. From September 23, 2013 until at least October 1, 2013, no further discussion took place between the special committee, Summit and RCAP concerning the compensation payable to Summit management in connection with the proposed transaction. During this time frame, there were no discussions between Messrs. Leeds and Jacobs, on the one hand, and Mr. DeStefanis, on the other hand, regarding management compensation. As described below, RCAP did not circulate draft employment agreements to Summit management until October 1, 2013, after the final Transaction Discussion Outline had been executed by the parties on September 26, 2013, and did not circulate a draft transaction payment plan until October 23, 2013.

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On October 22, 2013, the parties and their respective advisers discussed the open issues concerning the proposed transaction and draft agreements. The open issues included definitional issues with respect to the CVR Agreement, and the calculation of normalized net capital thereunder, the merger agreement process for exercising option holders to receive the merger consideration and the process to submit an election form to the exchange agent, definitional language in the merger agreement related to termination and assignment, the allocation of certain expenses between the parties in the merger agreement, and management issues related to the terms of the transaction payment plan.

On November 6, 2013, the special committee met telephonically with its counsel to discuss the most recent changes to the proposed transaction terms. The special committee also discussed expanding the scope of Cassel Salpeter’s engagement work to include the retention of Cassel Salpeter pursuant to a Calculation Services Agreement for a calculation of the fair market value of the non-compete and non-solicitation covenants to which Mr. Leeds was required to agree as part of his new employment agreement. In obtaining such calculation, the special committee believed it was appropriate to receive advice about whether the proposed payments to Mr. Leeds at the closing of the transaction as consideration for agreeing to such restrictive covenants would be consistent with, and not in excess of, a market valuation of such covenants and, in turn, that RCAP would not pay to Mr. Leeds any material consideration that RCAP might otherwise have paid to Summit shareholders. Cassel Salpeter subsequently provided to the special committee such market calculation, which was consistent with the compensation amount that RCAP had proposed to pay to Mr. Leeds, and was paid $10,000 by Summit for such work.

On November 14, 2013, the Summit board of directors, at a meeting, agreed to increase the compensation payable to Mr. DeStefanis from $90,000 to $260,000. The board’s decision was a consequence of Mr. DeStefanis' request of Mr. Leeds for additional compensation, and was based on the substantial additional time required, and work performed, by Mr. DeStefanis, as Chairman of the special committee, to negotiate the terms of the transaction with RCAP, which at times turned into a full-time commitment from Mr. DeStefanis over the period from August 2013 until the merger agreement was signed.

The following paragraphs set forth under the "Opinion of Financial Advisor to the Special Committee" section, beginning on page 117 of the Proxy Statement/Prospectus are hereby supplemented

Discounted Cash Flow Analysis

Cassel Salpeter performed a discounted cash flow analysis of Summit by calculating the estimated net present value of Summit’s estimated earnings before interest and taxes, plus depreciation and amortization and less changes in working capital and capital expenditures, or free cash flows, through 2017 and an estimate of the terminal value of Summit after 2017 using the Summit Projections. In performing this analysis, Cassel Salpeter applied discount rates ranging from 13.30% to 11.30% and perpetual growth rates ranging from 2.00% to 3.00% to Summit’s projected free cash flows. This analysis indicated an aggregate implied equity value reference range of the outstanding Summit common stock of $27,909,000 to $34,809,000 as compared to the implied value of the total consideration to be received by the holders of Summit common stock in connection with the merger of approximately $29,376,000.

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Selected Companies Analysis

Cassel Salpeter considered certain financial data for Summit and selected companies with publicly traded equity securities Cassel Salpeter deemed relevant. The selected companies were selected because they were deemed to be similar to Summit in one or more respects, including the nature of their business and financial performance. The financial data reviewed included:

•	total invested capital as a multiple of revenue for the latest twelve month period, or LTM Revenue.

•	total invested capital as a multiple of projected revenue for the year ended December 31, 2013, or 2013P Revenue.

•	total invested capital as a multiple of the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for the latest twelve month period, or LTM EBITDA.

The selected companies an corresponding financial data were:

Total Invested Capital as a Multiple of
Company	LTM Revenue	2013P Revenue	LTM EBITDA
LPL Financial Holdings Inc.	1.51x	1.48x	11.1x
Oppenheimer Holdings Inc.	0.59x	0.59x	8.0x
Ladenburg Thalmann Financial Services Inc.	0.93x	0.90x	16.8x
SWS Group, Inc.	0.87x	0.92x	N/M
FBR & Co.	1.06x	N/A	4.6x
National Holdings Corporation	0.37x	N/A	13.8x
JMP Group Inc.	1.96x	2.06x	N/M
Siebert Financial Corp.	2.12x	N/A	N/A

N/A refers to not applicable

N/M refers to not meaningful

Selected Transactions Analysis

Cassel Salpeter considered certain financial data for Summit and the financial terms of the following business transactions Cassel Salpeter deemed relevant. The selected transactions were selected because the acquisition targets were deemed to be similar to Summit in one or more respects, including the nature of their business and financial performance.

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The financial data reviewed included:

•	total invested capital (calculated based on the consideration paid in the relevant transaction) as a multiple of LTM Revenue.

•	total invested capital as a multiple of LTM EBITDA.

The selected transactions and corresponding financial data were:
Total Invested Capital as a Multiple of
Date Announced	Target	Acquirer	LTM Revenue	LTM EBITDA
October 2013	Investors Capital Holdings, Ltd.	RCS Capital Corporation	0.62x	N/A
June 2013	Gilman Ciocia, Inc.	National Holdings Corporation	0.32x	10.8x
July 2012	Woodbury Financial Services, Inc.	AIG Advisor Group, Inc.	0.19x	N/A
April 2012	The Edelman Financial Group, Inc.	Lee Equity Partners LLC	1.86x	10.5x
August 2011	Securities America Financial Corporation	Ladenburg Thalmann Financial Services, Inc.	0.33x	22.1x
December 2009	Miller/Russell & Associates, Inc.	Management Group	0.75x	N/A
August 2008	H&R Block Financial Advisors, Inc.	Ameriprise Financial, Inc.	0.99x	N/A
July 2008	Triad Advisors, Inc.	Ladenburg Thalmann Financial Services, Inc.	0.42x	7.7x
February 2008	M.L. Stern & Co., LLC	SWS Group, Inc.	N/A	N/A
November 2007	vFinance, Inc.	National Holdings Corporation	0.37x	N/A
October 2007	Investacorp, Inc.	Ladenburg Thalmann Financial Services, Inc.	0.67x	N/A

N/A refers to not applicable

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Cassel Salpeter received a fee of $125,000 for rendering its opinion, no portion of which was contingent upon the completion of the merger. In addition, Summit agreed to reimburse Cassel Salpeter for certain expenses incurred by it in connection with its engagement and to indemnify Cassel Salpeter and its related parties for certain liabilities that may arise out of its engagement or the rendering of its opinion, and Cassel Salpeter provided certain financial services to the special committee in connection with the special committee’s evaluation of a non-compete agreement to be entered into by Summit and its Chief Executive Officer, for which Cassel Salpeter received additional compensation from Summit of $10,000. At the request of the Special Committee, Cassel Salpeter calculated preliminary implied valuation reference ranges of the non-compete covenant and provided such ranges to the Special Committee.  The Special Committee/ concluded that the consideration to be paid by the Company in exchange for the non-compete covenant was within the range of implied values indicated by Cassel Salpeter’s preliminary financial analysis. In accordance with Cassel Salpeter’s policies and procedures, a fairness committee was not required to, and did not, approve the issuance of the opinion.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information furnished, included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect Summit’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, the potential failure of the Court to approve the litigation related to the merger, whether and when the transactions contemplated by the merger agreement, as amended, will be consummated, plans for the operations of Summit following the completion of the merger, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to Summit, following the completion of the merger, including regarding future dividends and market valuations, and other statements that are not historical facts. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain requisite approvals for the merger, including, among other things, Summit shareholder approval; market volatility; unexpected costs or unexpected liabilities that may arise from the merger, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory, self-regulatory or legislative actions that could adversely affect the parties to the merger agreement. Additional factors that may affect future results are contained in Summit’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Summit disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Important Additional Information Filed With the SEC

In connection with the proposed transaction between Summit and RCAP, RCAP filed with the SEC a Registration Statement on Form S-4, that includes a proxy statement of Summit. The definitive proxy statement/prospectus was mailed to the Summit shareholders on May 14, 2014, THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/ PROSPECTUS CONTAINS IMPORTANT INFORMATION ABOUT SUMMIT, RCAP, THE MERGER TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Summit and RCAP in connection with the Merger through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and such other documents by phone, e-mail or written request by contacting the investor relations department of Summit or RCAP as follows:

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The Company:

Brian Jones, CFO

RCS Capital Corporation

bjones@rcscapital.com

Phone: (866) 904-2988

Summit:

Steven C. Jacobs, CFO

Summit Financial Services Group, Inc.

sjacobs@summitbrokerage.com

Phone: (561) 338-2800

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Financial Services Group, Inc.

Date: May 27, 2014	By:	/s/ Marshall T. Leeds
	Name:	Marshall T. Leeds
	Title:	Chairman and Chief Executive Officer

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